Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276901 on Form S-8 of our report dated March 21, 2024, relating to the financial statements of Alto Neuroscience, Inc. appearing in this Annual Report on
Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 21, 2024